Guijarral Hills Field
Exploitation Project

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  An investment in Blast Energy Services, Inc. (the “Company”) involves a
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 means who have no need for liquidity in their investments. No one should invest in the Company’s securities who cannot afford to lose their entire investment.
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 on their examination of the Company and the terms of any offering, including the merits and risks involved. This presentation contains forward-looking statements. Actual results, events or conditions could differ materially from those projected by the Company due to a variety of factors, some of which are beyond the control of the Company.
  Neither the United States Securities and Exchange Commission (the
 “SEC”) nor any state securities administrator has approved or disapproved any securities of the Company nor has the SEC or any state securities administrator passed upon the adequacy or accuracy of the disclosures contained herein or the merits of an investment in the
 Company.  Any representation to the contrary is a criminal offense.

Guijarral Hills Field Exploitation Project
 ✓ Blast is seeking an initial $3M investment in the form
 of debt financing to “farmin” or invest in drilling one
 well on the initial prospect in the Guijarral Hills in
 Central California
 ✓ By participating in the initial well, Blast expects to
 realize a 34.5% interest in the program’s entire 2,543
 acre position where four target zones are known to
 produce - the initial well is planned to penetrate all
 four zones to obtain rights
 ✓ Most promising initial well site has been identified and
 permitted through extensive geological evaluation and
 study of adjacent wells drilled by Chevron & Union Oil
 amongst others in over 100 wells drilled in the area

Guijarral Hills Field Exploitation Project
 ✓ Unique opportunity to invest in California “in-field”
 drilling project
 ✓ Adjacent fields exploited by Chevron and Union Oil in
 1940s and 1950s
 ✓ Leases originally held by Chevron and Cal Minerals -
 never exploited
 ✓ Project lies between two fields that produced over
 50M barrels of oil
 ✓ Along this trend over 2Bn barrels of oil produced from
 four major fields
 ✓ Every one of the four target zones has produced oil in
 adjacent wells
 ✓ First well in this Project is permitted and ready to drill

SAN BENITO
MONTEREY
KINGS
TULA
SAN LUIS OBISPO
DISTRICT 3
SALINAS BASIN
Salinas
King City
Coalinga
Fresno
Kettleman City
Paso Robles
San Luis Obispo
Bakersfield
101
99
46
5
Gill Ranch
Cheney Ranch (Abd.)
San Joaquin, NW. (Abd.)
Raisin City
San Joaquin
Vallecitos
Burrel
Burrel, SE
Van Ness Slough
Camden
Riverdale
Helm
Cantua Nuevo (Abd.)
Cantua Creek (Abd.)
Turk Anticline
Five Points (Abd.)
Bitterwater
Monroe Swell
Coalinga, E., Extension
Pleasant Valley
Guijarral Hills
Westhaven (Abd.)
Jacalitos
King City
Quinado Canyon (Abd.)
Pano Valley
McCool Ranch
Lynch Canyon (Abd.)
San Ardo - Main Area
Kettleman City
Kettleman North Dome
Kreyenhagen
Tulare Lake
Harvester (Abd.)
Dudley Ridge (Abd.)
Trico, NW. (Abd.)
Trico
Deer Creek, N.
Deer Creek
Terra Bella (Abd.)
Kettleman Middle Dome
Pyramid Hills
Devils Den
Lost Hills, NW.
Welcome Valley
Blackwells Corner
Shale Point
Shale Flats (Abd.)
Antelope Hills, N.
Antelope Plains (Abd.)
Antelope Hills
McDonald Anticline
Carneros Creek
Chico-Martinez
Cymric
Temblor, E. (Abd.)
Temblor Ranch
Belgian Anticline
Temblor Hills
Bee Nose
Lost Hills
Semitropic, NW. (Abd.)
Semitropic
Shafter (Abd.)
Wasco
Paso Creek
Rosedale Ranch
Seventh Standard
Shafter, N.
Shafter, SE
Belridge, N.
Buttonwillow
Jerry Slough (Abd.)
Belridge, S.
Garrison City (Abd.)
English Colony
Rosedale
Rio Bravo
Greeley
Bowerbank
Cal Canal
Monument Junction
McKittrick
Goosloo
Calders Corner
Railroad Gap
Elk Hills
Canal
Asphalto
Buena Vista
Midway-Sunset
Paloma
Coles Levee
Fruitvale
Strand
Ten Section
Lopez Canyon (Abd.)
Arroyo Grande
Taylor Canyon (Abd.)
Joaquin

Bakersfield
Guijarral Hills Field
Project Area
From: DOGGR Oil and Gas Fields of California

Guijarral Hills Field Exploitation Project
Project Highlights
 ✓ Up to 25 Million barrel reserve potential.
 ✓ Within 1000 feet of production from a 50 Million barrel
 oil field.
 ✓ Potential production from four reservoirs proven
 productive within the field.
 ✓ Multiple targets can be tested with one well.
 ✓ On the nose of a Guijarral Hills/Coalinga anticline.
 ✓ Oil is migrating in the present day.
 ✓ 25 - 40 API gravity oil

Guijarral Hills Field Exploitation Project
Objective Drilling Zones
 ✓ Temblor: Up to 10 million barrels of oil in place
 – Smith sand:
 » Porosity: 15 - 23%
 » Permeability 50 - 100 md
 – Allison sand:
 » Porosity 20%
 » Permeability 100 - 200 md
 – Leda sand:
 » Porosity 15 - 20%
 » Permeability 50 - 400 md
 ✓ Avenal/Gatchell: Up to 20 million barrels of oil in place
 – Porosity: 10 - 15
 – Permeability: 10 - 300 md
 ✓ All these zones were proven to be productive at the nearby
 Guijarral Hills Field

Guijarral Hills Field Exploitation Project
Economic Assumptions

 ✓ Assumes $80/bbl oil price with an initial flow rate of
 435 equivalent bbls/day.
 ✓ Expenses assume that wells flow for two years before
 requiring pumps to be installed.
 ✓ Under the terms of the proposed farmin, Blast will
 have a 67% working interest in the costs to bring the
 initial well on to production - which then drops to 50%
 on future wells and capital costs in the project.
 ✓ Assumes first revenue in June 2011.

Guijarral Hills Field Exploitation Project
Economic Impact

 ✓ Successful outcome in the first well has an estimated
 Net Present Value at 10% to Blast of $17,604 MM.
 ✓ A successful initial well is projected to generate six
 times more revenue annually than our current base
 business.
 ✓ Projected initial investment payout reached within one
 year.
 ✓ Assumes completion in only the Leda sand, one of
 four potential zones in the well.
 ✓ Does not include any economic benefit from
 additional development wells that may be drilled on
 this section or the acreage sections earned in the
 Project by participating in the initial well.

Guijarral Hills Exploitation Project
Use Of Proceeds and Collateral Available
 Gross Proceeds    $3,000,000
 Cost to Drill Initial Well    $1,540,000
 Cost to Complete Well    600,000
 Repayment of Sun Resources Note   270,000
 Escrow of 1st Year Interest     240,000
 Commission, Fees and Attorneys  350,000
 Total Uses      $3,000,000
 Security for Senior Loan
 1. Lawsuit settlement due September 2011 for $1,440,000
 2. Sugar Valley Field valued at PV10 of $1.2M, cash flowing approx. $50,000 per quarter

Guijarral Hills Field Exploitation Project
Upside Potential

 Twelve Well Case:
 ✓ Development drilling following a successful initial well
 could support up to eleven additional wells being
 drilled to exploit all four zones on this one tract.
 ✓ In this case, Blast may need to seek additional funds
 of up to $24 MM over the next two years.
 Thirty Well Case:
 ✓ Development and exploratory drilling on the other
 tracts in the Project could result in an additional 18
 wells being drilled.
 ✓ In this case, Blast may need to seek additional funds
 of up to $60 MM over the next three to four years.

Blast Energy Services, Inc.
Capitalization Table
	Preferred	Common
Authorized	20,000,000	180,000,000
Issued and Outstanding*	6,000,000	**66,759,238

Reserved for Unexercised Warrants		***11,495,089

Reserved for Unexercised Options		2,593,959

Total Outstanding and Reserved	6,000,000	80,848,286

* Includes 6,000,000 preferred shares and 14,481,534 common shares owned by Clyde Berg, Eric McAfee and their affiliates
** Excludes 1,150,000 shares approved but not yet issued under the terms of the 2005 class action settlement
*** Includes warrants to purchase 6,090,000 @ $1.44 per share and 1,555,089 @ $0.01 per share owned by Laurus Master Fund and warrants to purchase 2,000,000 shares owned by Berg McAfee affiliates.

Guijarral Hills Field
Exploitation Project